May 22, 2003                                     Susan Datz Edelman
                                                 Director, Stockholder Relations
FOR IMMEDIATE RELEASE                            (904) 346-1506
                                                 sedelman@steinmart.com

                   STEIN MART REPORTS 1Q '03 FINANCIAL RESULTS

JACKSONVILLE, FL -- Stein Mart, Inc. {Nasdaq: SMRT}, a 270-store nationwide retail chain, today announced financial results for the thirteen weeks ended May 3, 2003.

For the first quarter of 2003, the Company earned $1.5 million or $0.04 per share as compared to earnings of $11.4 million or $0.27 per share in the first quarter of 2002. As previously reported, total sales for the first quarter of 2003 were $330.6 million, a 7.1 percent decrease from the $356.0 million in sales for the same period in 2002. Comparable store sales for the first quarter decreased 9.3 percent from 2002 to 2003.

"Our results were adversely impacted by the lack of expense leverage on negative comparable store sales and the additional markdowns necessary to manage our inventory," noted Michael D. Fisher, president and chief executive officer. "With sales continuing substantially below plan, inventory management has taken on even greater importance and our aggressive efforts have controlled inventories to appropriate levels and freshness."

If the current trends continue, management anticipates same-store sales for the second quarter of '03 will be in the negative, mid-single digit range, which would result in a loss for the quarter. Due to the ongoing uncertainty in the retail sales environment, management declines to provide a more specific outlook until there is clearer economic visibility.

During the first quarter, the Company opened seven new stores, and one additional store has opened since the end of the quarter. The Company plans to open six more stores this year, for a total of 14 new stores in 2003.

As previously announced, the Company intends to close a total of 16 stores in 2003. Three of those stores have already closed (two in the first quarter and one last week). The 16 stores slated for closure this year incurred total pre-tax operating losses of $3.2 million in the first quarter of 2003.

Because of the shortfall in sales, the Company was not in compliance with one of its credit agreement convenants at the end of the first quarter of 2003. The Company is in the process of completing a new credit agreement, which is expected to close by June 2003.

About Stein Mart
Stein Mart's 270 stores offer the merchandise, service and presentation of a traditional, better department/ specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and children, as well as accessories, gifts, linens and shoes.

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Stein Mart, Inc.
Pg. 2



SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, but are not limited to, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, adequate sources of merchandise at acceptable prices and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.
                                       ###
Additional information about Stein Mart, Inc. can be found at www.steinmart.com.
                                                              ------------------
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                                Stein Mart, Inc.
                                 Balance Sheets
                                 (In thousands)



                                                              May 3,           February 1,          May 4,
                                                               2003               2003               2002
                                                          --------------     --------------     --------------
ASSETS                                                      (Unaudited)                           (Unaudited)
Current assets:
   Cash and cash equivalents                                  $ 17,052           $  9,859           $ 18,653
   Trade and other receivables                                   3,700              4,919              3,390
   Inventories                                                 329,838            297,230            345,532
   Prepaid expenses and other current assets                     5,783              4,361              5,940
                                                          --------------     --------------     --------------
       Total current assets                                    356,373            316,369            373,515

Property and equipment, net                                     86,133             86,351             91,321
Other assets                                                     7,755              7,497              5,761
                                                          --------------     --------------     --------------
       Total assets                                           $450,261           $410,217           $470,597
                                                          ==============     ==============     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                           $ 96,802           $ 70,472           $126,964
   Accrued liabilities                                          52,945             53,407             48,864
   Income taxes payable                                            907              5,353              1,741
   Notes payable to banks                                       56,300             41,350               -
                                                          --------------     --------------     --------------
       Total current liabilities                               206,954            170,582            177,569

Notes payable to banks                                            -                  -                63,700
Other liabilities                                               18,699             16,328             15,074
                                                          --------------     --------------     --------------
       Total liabilities                                       225,653            186,910            256,343

COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
   Preferred stock - $.01 par value; 1,000,000 shares
    authorized; no shares outstanding
   Common stock - $.01 par value; 100,000,000 shares
    authorized; 41,568,678; 41,618,678 and 41,646,151
    Shares issued and outstanding, respectively                    416                416                416
   Paid-in capital                                                 509                721               -
   Retained earnings                                           223,683            222,170            213,838
                                                          --------------     --------------     --------------
       Total stockholders' equity                              224,608            223,307            214,254
                                                          --------------     --------------     --------------
       Total liabilities and stockholders' equity             $450,261           $410,217           $470,597
                                                          ==============     ==============     ==============
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                                Stein Mart, Inc.
                              Statements of Income
                                   (Unaudited)
                    (In thousands except per share amounts)



                                                               For The 13 Weeks Ended
                                                          ---------------------------------
                                                              May 3,             May 4,
                                                               2003               2002
                                                          --------------     --------------
Net sales                                                     $330,557           $355,979

Cost of merchandise sold                                       246,861            259,448
                                                          --------------     --------------
     Gross profit                                               83,696             96,531

Selling, general and administrative expenses                    84,503             81,281

Other income, net                                                3,653              3,700
                                                          --------------     --------------
     Income from operations                                      2,846             18,950

Interest expense                                                   405                614
                                                          --------------     --------------
Income before income taxes                                       2,441             18,336

Income tax provision                                               928              6,968
                                                          --------------     --------------
     Net income                                               $  1,513           $ 11,368
                                                          ==============     ==============
Earnings per share - Basic                                       $0.04              $0.27
                                                          ==============     ==============
Earnings per share - Diluted                                     $0.04              $0.27
                                                          ==============     ==============
Weighted-average shares outstanding - Basic                     41,587             41,554
                                                          ==============     ==============
Weighted-average shares outstanding -Diluted                    41,587             41,930
                                                          ==============     ==============
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